FOR IMMEDIATE RELEASE                          Contact: Michael Oakes
                                                        Chief Financial Officer
                                                        (919) 883-4171

      James River Group Reports Second Quarter Net Income of $9.2 Million or $0.56 Per Diluted Share After $1.3 Million or $0.08 Per Share of
           Costs Associated With the Merger With the D. E. Shaw Group

                                   ----------

  Net Income of $10.5 Million or $0.64 Per Diluted Share Before $0.08 Per Share
                 of Costs Associated With Announced Transaction

CHAPEL HILL, N.C., Aug. 6 /PRNewswire-FirstCall/ -- James River Group, Inc. (Nasdaq: JRVR) today announced financial results for the second quarter ended June 30, 2007. During the quarter, the Company announced that it entered into a definitive merger agreement under which a Bermuda-based holding company and member of the D. E. Shaw group, a global investment management firm, would acquire the Company. In connection with the merger, during the second quarter, the Company incurred $2.0 million in pre-tax costs ($1.3 million after-tax and $0.08 per share) for legal, accounting and investment banking services. See "Reconciliation of Non-GAAP Measures" for a reconciliation of results presented herein as adjusted to reflect these non-recurring costs to their comparable GAAP results.

Highlights for the second quarter include:

-- Net income in 2007 of $9.2 million, or $0.56 per diluted share ($10.5 million, or $0.64 excluding the costs associated with the transaction with the D. E. Shaw group), compared to net income of $8.6 million, or $0.53 per diluted share in the second quarter of 2006;

--    An annualized return on average stockholders' equity of 16.3%;

-- A combined ratio of 86.7% (83.5% prior to the transaction costs) compared to 82.9% for the second quarter of the prior year;

-- An underwriting profit of $8.4 million ($10.4 million prior to the transaction costs) compared to $9.0 million in the second quarter of the prior year; and

-- Overall growth in gross written premiums of 6.5% to $79.4 million in the quarter -- from $74.6 million in the second quarter of 2006. Growth in casualty lines was 7.7% to $71.2 million from $66.1 million in the second quarter of 2006. Gross written premiums in property lines decreased from $8.6 million to $8.3 million.

Highlights for the year-to-date, six-month period ended June 30, 2007, include:

-- Net income in 2007 of $19.3 million, or $1.19 per diluted share ($20.6 million, or $1.27 prior to the transaction costs), compared to net income of $15.4 million, or $0.96 per diluted share for the same period in 2006;

--    An annualized return on average stockholders' equity of 17.5%;

-- A combined ratio of 85.0% (83.4% prior to the transaction costs) compared to 84.3% for the same period in 2006;

-- An underwriting profit of $18.4 million ($20.5 million prior to transaction costs) compared to $15.9 million for the same period in 2006; and

-- Overall growth in gross written premiums of 11.7% to $159.5 from $142.8 million in 2006. Growth in casualty lines was 14.1% to $144.6 million while gross written premiums in property lines decreased 6.8% to $15.0 million in 2007.

Reported earnings per diluted share for the second quarter of 2007 were $0.56 compared to $0.53 for the same period in 2006. Adjusted earnings per share absent the $1.3 million of transaction costs would have been $0.64 for the second quarter of 2007 -- an increase of $0.11, or 20.8% over the same period in the prior year. Diluted shares outstanding were 16.2 million for the three months ended June 30, 2007 and exceeded those for the three months ended June 30, 2006 of 16.0 million. Results for the quarter ended June 30, 2007 include net after-tax favorable reserve development on prior accident years of direct business written by the Company of $1.9 million. In the prior year, the favorable reserve development was $1.3 million after-tax.

Reported earnings per diluted share for the six months ended June 30, 2007 were $1.19 compared to $0.96 for the same period in 2006. Adjusted earnings per share absent the $1.3 million of transaction costs would have been $1.27 for the six months ended June 30, 2007 -- an increase of $0.31, or 32.3% over the same period in the prior year. Diluted shares outstanding were 16.2 million for the six months ended June 30, 2007 and exceeded those of the same period of the prior year of 15.9 million. Results for the six months ended June 30, 2007 include net after-tax favorable reserve development on prior accident years of direct business written by the Company of $3.8 million. In the prior year, the favorable reserve development was $2.8 million after-tax.

For the quarter ended June 30, 2007, the Excess and Surplus Insurance segment wrote $64.5 million in gross written premiums, reflecting a 1.1% increase over the $63.8 million written in the same period in 2006. For the six-month period ended June 30, 2007, this segment wrote $129.9 million in gross written premiums which was 6.9% higher than those of the prior year.

The Excess and Surplus Insurance segment's combined ratio was 77.4% and 77.5% for the quarter ended June 30, 2007 and 2006, respectively, and 80.0% and 78.4% for the six-month period ended June 30, 2007 and 2006, respectively. Net after-tax favorable reserve development on prior accident years on direct business written by this segment was $2.2 million and $1.3 million for quarter ended June 30, 2007 and 2006, respectively. This amount was $3.5 million and $2.7 million after-tax for the six-month periods ended June 30, 2007 and 2006, respectively.

The Workers' Compensation Insurance segment wrote $15.0 million in gross written premiums for the quarter ended June 30, 2007, a 38.1% increase over the $10.8 million written in the same period in 2006. For the six-month period ended June 30, 2007, this segment wrote $29.6 million in gross written premiums which was 39.3% higher than those of the prior year.

The Workers' Compensation Insurance segment's combined ratio was 98.4% for the second quarter of 2007. The combined ratio for the six-month period ended June 30, 2007 of 88.7% was significantly lower than the prior year's combined ratio of 101.3% due to both lower losses and management of underwriting and other expenses. Net after-tax reserve development on prior accident years of direct business written by this segment included adverse development of $333,000 for quarter ended June 30, 2007 and favorable development of $12,000 for the same period in the prior year. For the six-month periods ended June 30, 2007 and 2006, net after-tax favorable reserve development on prior accident years of direct business written by this segment was $270,000 and $157,000, respectively.

The Company's net investment income for the three months ended June 30, 2007 was $6.0 million, an increase from the $4.5 million for the three months ended June 30, 2006. For the six months ended June 30, 2007, net investment income was $11.7 million, an increase from the $8.5 million reported for the same period in the prior year. At June 30, 2007, the Company held $4.6 million in par value of securitizations of alternative-A and sub-prime mortgages, all of which are rated "AAA" by the established ratings agencies.

J. Adam Abram, President and Chief Executive Officer, said, "Our acquisition by the D. E. Shaw group continues on its expected course to close in the fourth quarter of 2007. We are pleased that we have such well-capitalized and committed partners as we go forward."

In light of the proposed transaction with the D. E. Shaw group, the Company is no longer providing guidance. On August 3, 2007, the Company filed a preliminary proxy statement with the Securities and Exchange Commission containing information about the transaction. On August 5, 2007, the Company's right to solicit competing proposals ended under the terms of the merger agreement. The Company did not receive any competing proposals during the solicitation period.

On July 2, 2007, the Company completed an acquisition of 100% of the stock of Align Financial Group, a wholesale and retail insurance agency with principal offices in San Diego, California. The terms of the transaction were not disclosed.

James River Group will not hold a conference call to discuss its quarterly earnings.

James River Group, Inc. is an insurance holding company that primarily owns and manages specialty property/casualty insurance companies with the objective of consistently earning underwriting profits. Each of the Company's two insurance company subsidiaries is rated "A-" (Excellent) by A.M. Best Company. Founded in September 2002, the Company wrote its first policy in July 2003 and currently underwrites in two specialty areas: excess and surplus lines in 48 states and the District of Columbia; and workers' compensation, primarily for the residential construction industry in North Carolina and, in 2007, Virginia.

Cautionary Notice Regarding Forward Looking Statements

Certain matters discussed in this release and future releases may be forward-looking statements. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management's judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements may be identified by the use of words such as "will," "expects," "intends," "plans," "anticipates," "believes," "seeks," "estimates," and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this press release. These include, but are not limited to: (1) regulatory approvals required for the transaction may not be obtained, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on James River Group or cause the parties not to consummate the transaction; (2) conditions to the closing of the transaction may not be satisfied or waived; (3) the occurrence of any event, change, circumstance or effect that could give rise to the termination of the transaction; (4) the outcome of any legal proceedings against James River Group and others with respect to the transaction cannot be predicted; (5) the business of James River Group may suffer as a result of uncertainty surrounding the transaction; and (6) James River Group may be adversely affected by other economic, business, and/or competitive factors. Other factors that could cause James River Group's actual results to differ materially from those expressed or implied are discussed in James River Group's most recent annual report on Form 10-K for the fiscal year ended December 31, 2006, most recent quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007 and other filings with the Securities and Exchange Commission. James River Group undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed merger, James River Group filed a preliminary proxy statement with the Securities and Exchange Commission on August 3, 2007. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by James River Group, Inc. at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained free of charge by directing such request to Michael T. Oakes, Chief Financial Officer, James River Group, Inc., 300 Meadowmont Village Circle, Suite 333, Chapel Hill, NC, telephone: (919) 883-4171, or on James River Group's website at www.james-river-group.com.

James River Group and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of such directors and executive officers is included in James River Group's proxy statement for its 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 13, 2007, and information concerning all of James River Group's participants in the solicitation is included in the preliminary proxy statement relating to the proposed merger filed with the Securities and Exchange Commission on August 3, 2007.

                    James River Group, Inc. and Subsidiaries
                   Summarized Consolidated Balance Sheet Data
                                   (Unaudited)

                                                   June 30,    December 31,
                                                     2007         2006
                                                  ----------    ----------
                                                      ($ in thousands,
                                                   except for share data)
    ASSETS
    Investments available-for-sale, at fair value:
       Fixed maturity securities                    $513,411      $486,016
       Equity securities                              23,983         8,703
                                                  ----------    ----------
    Total investments                                537,394       494,719

    Cash and cash equivalents                         45,305        40,319
    Accrued investment income                          5,746         5,471
    Premiums receivable and agents' balances          32,473        34,862
    Reinsurance recoverable on unpaid losses          97,144        90,495
    Reinsurance recoverable on paid losses             4,093         7,041
    Deferred policy acquisition costs                 18,086        15,005
    Other assets                                      53,282        53,809
                                                  ----------    ----------
    Total assets                                    $793,523      $741,721
                                                  ==========    ==========

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Reserve for losses and loss adjustment
     expenses                                       $350,998      $300,294
    Unearned premiums                                133,729       131,286
    Senior debt                                       15,000        15,000
    Junior subordinated debt                          43,300        43,300
    Funds held                                         8,609        15,567
    Other liabilities                                 16,108        21,882
                                                  ----------    ----------
    Total liabilities                                567,744       527,329

    Total stockholders' equity                       225,779       214,392
                                                  ----------    ----------
    Total liabilities and stockholders' equity      $793,523      $741,721
                                                  ==========    ==========


    Debt to total capitalization ratio                 20.5%          21.4%

    Book value per share including
     accumulated other comprehensive loss             $14.91        $14.18
    Book value per share excluding
     accumulated other comprehensive loss             $15.28        $14.27
    Common shares outstanding                     15,138,708    15,117,308

                    James River Group, Inc. and Subsidiaries
                  Summarized Consolidated Income Statement Data
                                   (Unaudited)

                             Three Months Ended       Six Months Ended
                                  June 30,                 June 30,
                           -----------------------  -----------------------
                              2007        2006          2007       2006
                           ----------   ----------  ----------   ----------
                                  ($ in thousands, except for share data)
    REVENUES
    Gross written premiums    $79,449     $74,634     $159,537    $142,799
                           ==========   ==========  ==========   ==========
    Net written premiums      $71,572     $54,824     $135,442    $108,512
                           ==========   ==========  ==========   ==========

    Net earned premiums       $62,987     $52,602      $123,236   $100,691
    Net investment income       5,951       4,506        11,722      8,499
    Net realized investment
     losses                       (19)        (49)          (27)       (84)
    Other income                   68          46           138         88
                           ----------   ----------  ----------   ----------
    Total revenues             68,987      57,105       135,069    109,194

    EXPENSES
    Losses and loss adjustment
     expenses                  36,954      30,214        71,222     59,431
    Other operating expenses   17,659      13,384        33,568     25,409
    Interest expense            1,298         896         2,582      1,673
                           ----------   ----------  ----------   ----------
    Total expenses             55,911      44,494       107,372     86,513
                           ----------   ----------  ----------   ----------
    Income before taxes        13,076      12,611        27,697     22,681
    Federal income tax
     expense                    3,920       4,060         8,414      7,301
                           ----------   ----------  ----------   ----------
    NET INCOME                 $9,156      $8,551       $19,283    $15,380
                            ==========   ==========  ==========   ==========

    EARNINGS PER SHARE:
       Basic                    $0.60       $0.57         $1.27      $1.02
                           ==========   ==========  ==========   ==========
       Diluted                  $0.56       $0.53         $1.19      $0.96
                           ==========   ==========  ==========   ==========

    WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:

       Basic               15,137,856   15,087,308  15,131,149   15,081,571
                           ==========   ==========  ==========   ==========
       Diluted             16,226,725   16,003,075  16,191,628   15,948,666
                           ==========   ==========  ==========   ==========
    Cash dividends
     declared per
     common share               $0.15          $ -       $0.30          $ -
                           ==========   ==========  ==========   ==========

    RATIOS:
       Loss ratio               58.7%       57.4%         57.8%       59.0%
       Expense ratio            28.0%       25.4%         27.2%       25.2%
       Combined ratio           86.7%       82.9%         85.0%       84.3%

    Annualized return on
     average stockholders'
     equity                     16.3%       18.6%         17.5%       17.0%

                    James River Group, Inc. and Subsidiaries
                                 Segment Results

    EXCESS AND SURPLUS INSURANCE

                                  Three Months Ended    Six Months Ended
                                       June 30,              June 30,
                                -----------------      ------------------
                                 2007      2006        2007        2006
                                -------    ------      -------    -------
                                               ($ in thousands)

    Gross written premiums      $64,469   $63,788    $129,948    $121,556
    Net written premiums        $57,696   $45,368    $107,319     $89,944


    Net earned premiums         $48,744   $43,316     $96,133     $82,900
    Losses and loss adjustment
     expenses                   (26,323)  (23,945)    (54,226)    (46,312)
    Underwriting expenses       (11,402)   (9,611)    (22,716)    (18,697)
                                -------    ------      -------    -------
    Underwriting profit (a)     $11,019    $9,760      $19,191    $17,891
                                =======    ======      =======    =======

    Ratios:
       Loss ratio                  54.0%     55.3%        56.4%      55.9%
       Expense ratio               23.4%     22.2%        23.6%      22.6%
       Combined ratio              77.4%     77.5%        80.0%      78.4%

(a)   See "Reconciliation of Non-GAAP Measures."


Within the Excess and Surplus Insurance segment, results by major line of business are as follows:

                                      Three Months Ended    Six Months Ended
                                           June 30,              June 30,
                                    -----------------      ------------------
                                     2007      2006        2007        2006
                                    -------    ------      -------    -------
                                               ($ in thousands)

    CASUALTY LINES
    Gross written premiums         $56,206   $55,226   $114,963   $105,475
    Net earned premiums            $47,503   $41,624    $94,389    $79,327
    Losses and loss adjustment
     expenses                      $24,959   $23,866    $51,941    $45,175
    Loss ratio                        52.5%     57.3%      55.0%      56.9%

    PROPERTY LINES
    Gross written premiums          $8,263    $8,562    $14,985    $16,081
    Net earned premiums             $1,241    $1,692     $1,744     $3,573
    Losses and loss adjustment
     expenses                       $1,364       $79     $2,285     $1,137
    Loss ratio                       109.9%      4.7%     131.0%      31.8%

    WORKERS' COMPENSATION INSURANCE

                                      Three Months Ended   Six Months Ended
                                           June 30,             June 30,
                                    ------------------   ------------------
                                     2007       2006      2007       2006
                                    -------     ------   -------    -------
                                             ($ in thousands)

    Gross written premiums          $14,980    $10,846   $29,589    $21,243
                                    =======     ======   =======    =======
    Net written premiums            $13,876     $9,456   $28,123    $18,568
                                    =======     ======   =======    =======

    Net earned premiums             $14,243     $9,286   $27,103    $17,791
    Losses and loss
     adjustment expenses            (10,631)    (6,269)  (16,996)   (13,119)
    Underwriting expenses            (3,387)    (2,607)   (7,037)    (4,905)
                                    -------     ------   -------    -------
    Underwriting profit (loss) (a)     $225       $410    $3,070      $(233)
                                    =======     ======   =======    =======

    Ratios:
       Loss ratio                      74.6%      67.5%     62.7%      73.7%
       Expense ratio                   23.8%      28.1%     26.0%      27.6%
       Combined ratio                  98.4%      95.6%     88.7%     101.3%

(a) See "Reconciliation of Non-GAAP Measures."

    RECONCILIATION OF NON-GAAP MEASURES

The following table reconciles the underwriting profit (loss) by individual insurance segment and of the whole Company to consolidated income before taxes. We believe that these measures are useful to investors in evaluating the performance of our Company and its insurance segments because our objective is to consistently earn underwriting profits. We evaluate the performance of our insurance segments and allocate resources based primarily on underwriting profit
(loss) of insurance segments. Our definition of underwriting profit (loss) of insurance segments and underwriting profit (loss) may not be comparable to that of other companies.


                                          Three Months          Six Months
                                              Ended                Ended
                                             June 30,             June 30,
                                       ----------------    ------------------
                                        2007     2006       2007       2006
                                       -------  -------    -------    -------
                                                    (in thousands)
    Underwriting profit (loss) of the
     insurance segments:
       Excess and Surplus Insurance    $11,019   $9,760    $19,191    $17,891
       Workers' Compensation Insurance     225      410      3,070       (233)
                                       -------  -------    -------    -------
    Total underwriting profit of
     insurance segments                 11,244   10,170     22,261     17,658
    Other operating expenses of the
     Corporate and Other segment        (2,870)  (1,166)    (3,815)    (1,807)
                                       -------  -------    -------    -------
    Underwriting profit                  8,374    9,004     18,446     15,851
    Net investment income                5,951    4,506     11,722      8,499
    Net realized investment losses         (19)     (49)       (27)       (84)
    Other income                            68       46        138         88
    Interest expense                    (1,298)    (896)    (2,582)    (1,673)
                                       -------  -------    -------    -------
    Consolidated income before taxes   $13,076  $12,611    $27,697    $22,681
                                       =======  =======    =======    =======

The following table reconciles underwriting profit, income before taxes, Federal income tax expense, net income, earnings per share and combined ratios for the Company showing the effect of the $2.0 million of costs for legal, accounting and investment banking services incurred to date in connection with the transaction.


                    Three Months Ended June 30,   Six Months Ended June 30,
                               2007                        2007
                     ---------------------------   ---------------------------
                      As    Transaction    As        As  Transaction     As
                   Reported    Costs    Adjusted  Reported  Costs     Adjusted
                    -------    ------   -------   -------   ------    -------
                             ($ in thousands, except for share data)

    Underwriting
     profit          $8,374    $2,014   $10,388   $18,446   $2,014    $20,460
                    =======    ======   =======   =======   ======    =======

    Income before
     taxes          $13,076    $2,014   $15,090   $27,697   $2,014    $29,711
    Federal income
     tax expense      3,920       705     4,625     8,414      705      9,119
                    -------    ------   -------   -------   ------    -------
    Net income       $9,156    $1,309   $10,465   $19,283   $1,309    $20,592
                    =======    ======   =======   =======   ======    =======

    Earnings per
     share:
       Basic          $0.60     $0.09     $0.69     $1.27    $0.09      $1.36
                    =======    ======   =======   =======   ======    =======
       Diluted        $0.56     $0.08     $0.64     $1.19    $0.08      $1.27
                    =======    ======   =======   =======   ======    =======

    Ratios:
       Loss ratio      58.7%        -      58.7%     57.8%       -       57.8%
       Expense ratio   28.0%      3.2%     24.8%     27.2%     1.6%      25.6%
       Combined ratio  86.7%      3.2%     83.5%     85.0%     1.6%      83.4%

Management believes that the presentation of underwriting profit, income statement, earnings per share amounts and combined ratio information both before and after the effects of the transaction costs incurred to date relating to the proposed transaction allow for better comparisons to prior periods. Management considers results both before and after the effects of the transaction costs in assessing performance. Management does not anticipate that additional costs for legal, accounting and investment banking services for such a transaction will be incurred in subsequent fiscal years. Assuming all conditions are met, the Company expects the transaction to close in the fourth quarter of 2007.